UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Monarch Casino & Resort, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧	No fee required.

◻	Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MONARCH CASINO & RESORT, INC.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

May 21, 2024

To the Stockholders of Monarch Casino & Resort, Inc.:

The 2024 Annual Meeting of Stockholders of Monarch Casino & Resort, Inc. will be held at the Atlantis Casino Resort Spa (“Atlantis”), 3800 S. Virginia Street, Reno, Nevada 88502 on Tuesday, May 21, 2024 at 10:00 a.m., Pacific time, for the following purposes:

1.	To elect John Farahi, Craig F. Sullivan and Paul Andrews as Directors of the Company, each to serve until the 2026 Annual Meeting of Stockholders and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal;
2.	To approve an amendment to the 2014 Equity Incentive Plan.
3.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers.

In addition, we will consider and transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 25, 2024 are entitled to notice of, and to vote at, the annual meeting. The stock transfer books will not be closed. On or about April 10, 2024, we will mail to our stockholders either a printed copy of our proxy statement and our 2023 annual report on Form 10-K, or a notice containing instructions on how to access our proxy statement and annual report and how to vote online. The notice also contains instructions on how you can receive a paper copy of our proxy materials, including the notice of annual meeting, proxy statement and proxy card, should you wish.

Stockholders are cordially invited to attend the annual meeting in person. STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT AND THEN CAST YOUR VOTE AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS, ON THE ENCLOSED PROXY CARD.

By order of the Board of Directors,

JOHN FARAHI
SECRETARY

We will mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2023 annual report on Form 10-K on or about April 10, 2024.

MONARCH CASINO & RESORT, INC.
PROXY STATEMENT

MONARCH CASINO & RESORT, INC.
3800 South Virginia Street
Reno, Nevada 89502

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is prepared for the stockholders of Monarch Casino & Resort, Inc. (the “Company,” “we,” “us,” “our” or “Monarch”) in connection with the 2024 annual meeting of stockholders of the Company to be held at the Atlantis Casino Resort Spa, 3800 S. Virginia Street, Reno, Nevada 88502 on Tuesday, May 21, 2024 at 10:00 a.m., Pacific time, and any adjournment thereof, for the purposes indicated in the Notice of Annual Meeting of Stockholders and more fully outlined herein.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 21, 2024

This Proxy Statement, form of proxy and our 2023 annual report on Form 10-K are available online at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Question: What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

Answer: Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders via the internet, instead of mailing printed copies of those materials to each stockholder. On or about April 10, 2024, we will mail to our stockholders either a printed copy of our proxy materials, including our Proxy Statement and our 2023 annual report on Form 10-K, or a Notice of Internet Availability containing instructions on how to access our proxy materials. This electronic access process is designed to expedite stockholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. However, if you prefer to receive a printed copy of our proxy materials and a paper proxy card, you may do so by following the instructions included in the Notice of Internet Availability.

Question: Why am I being provided with access to or receiving these proxy materials?

Answer: You are being provided with access to or are receiving these proxy materials because you owned shares of Monarch’s common stock par value $.01 per share (the “Common Stock”) as of the close of business on March 25, 2024, our record date. This Proxy Statement describes in detail matters on which we would like you, our stockholder, to vote. It also gives you information on these matters so that you can make an informed decision. If you will not be able to attend the annual meeting and vote in person, you are encouraged to read this Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions either in the Notice of Internet Availability or, if you received a printed copy of the proxy materials, on the enclosed proxy card. The shares represented by the proxy will be voted if the proxy is properly executed and received by us prior to the commencement of the annual meeting, or any adjournment thereof.

Question: On what matters am I being asked to vote?

Answer:

1.	To elect John Farahi, Craig F. Sullivan and Paul Andrews as Directors of the Company, each to serve until the 2026 Annual Meeting of Stockholders and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal;
2.	To approve an amendment to the 2014 Equity Incentive Plan, as amended (the “2014 Plan”); and
3.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers.

Question: How does our board of directors recommend I vote on these proposals?

Answer: Our board of directors (“Board of Directors”, or “Board”) recommends that you vote your shares “FOR” each of the nominees for director named in this Proxy Statement, “FOR” approval of the amendment to our 2014 Plan and “FOR” the executive compensation paid to our named executive officers.

Question: Do any of the proposals to be voted on create a statutory right of dissent under Nevada law?

Answer: None of the proposals to be voted on at the annual meeting creates a statutory right of dissent under Nevada law.

Question: Who is entitled to vote?

Answer: The record date for the annual meeting is March 25, 2024. Stockholders of record as of the close of business on that date are entitled to vote at the annual meeting. Both “stockholders of record” and “street name holders” are entitled to vote or direct the voting of their Common Stock. You are a “stockholder of record” if you hold Common Stock that is registered in your name at our transfer agent, Broadridge. You are a “street name holder” if you hold Common Stock indirectly through a nominee, such as a broker, bank or similar organization.

Question: If I am a stockholder of record, how do I vote?

Answer: You may vote via the Internet. You can vote by proxy over the Internet by following the instructions provided in the notice or on the separate proxy card if you have received a printed set of the proxy materials.

You may vote by telephone. You can submit your vote by proxy over the telephone by following the instructions provided in the notice or on the separate proxy card if you received a printed set of the proxy materials.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your vote by completing and returning the separate proxy card in the prepaid and addressed envelope, which must be received by us prior to the commencement of the annual meeting, or adjournment thereof.

You may vote in person at the meeting. All stockholders of record may vote in person at the annual meeting. Written ballots will be passed out to anyone who wants to vote at the meeting.

Question: If my shares are held by a broker, bank or other nominee, how do I vote?

Answer: If your shares are held in street name by a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote. In addition, if you are a street name holder and you wish to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other nominee in order to vote at the meeting.

Question: Can I revoke my proxy later?

Answer: Yes. You have the right to revoke your proxy at any time before the annual meeting. If you are a stockholder of record, you may do so by:

1.	voting electronically via the Internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time on the day before the annual meeting,
2.	delivering a signed revocation or a subsequently dated, signed proxy card to the Secretary of Monarch before the annual meeting, or
3.	attending the annual meeting and voting in person at the meeting (your mere presence at the annual meeting will not, by itself, revoke your proxy).

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

Question: How many shares can vote?

Answer: As of the close of business on the record date of March 25, 2024, 18,830,036 shares of Common Stock were issued and outstanding. We have no other class of voting securities outstanding. Each share of Common Stock entitles its holder to one vote.

Question: How is a quorum determined?

Answer: Our Bylaws provide that the holders of fifty percent (50%) of the voting power of the stock issued and outstanding and entitled to vote at the meeting, represented in person or by proxy, constitute a quorum at a meeting of the stockholders. Abstentions and broker non-votes will be counted as present for quorum purposes.

Question: What is required to approve each proposal once a quorum has been established?

Answer:

Election of Directors. An affirmative vote of a majority of the shares present and entitled to vote at the meeting, either virtually or by proxy, is required for the election of Directors. Stockholders do not have the right to cumulate their votes for Directors.

Approval of an amendment to the 2014 Plan. An affirmative vote of a majority of the shares present and entitled to vote at the meeting, either in person or by proxy, is required to amend our 2014 Plan.

Advisory Vote on Executive Compensation. An affirmative vote of a majority of the shares present and entitled to vote at the meeting, either in person or by proxy, is required for approval of the advisory vote on executive compensation. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Other Items. For any other item which may properly come before the meeting, the affirmative vote of a majority of the shares present and entitled to vote at the meeting, either in person or by proxy, will be required for approval, unless otherwise required by law.

Question: What happens if I abstain?

Answer: Abstentions are treated as shares present or represented and voting. Abstentions are counted for purposes of determining whether there is a quorum. Abstaining has the same effect as a negative vote for each of the proposals.

Question: How will my shares be voted if I do not give specific voting instructions?

Answer: If you are a stockholder of record and you:

●	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or
●	Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders, John Farahi and Bob Farahi, will vote your shares in the manner recommended by our Board of Directors as follows: “FOR” each of the nominees for director named in this Proxy Statement, “FOR” approval of the amendment to our 2014 Plan and “FOR” the executive compensation paid to our named executive officers.

All of the proposals contained in this Proxy Statement are considered non-routine matters. If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any of the proposals included in this Proxy Statement, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will be counted for purposes of determining whether there is a quorum. Broker non-votes will be treated as though they are not entitled to vote and will not affect the outcome of the proposals. Please instruct your bank or broker so your vote can be counted.

Question: How will voting on any other business be conducted?

Answer: Although we do not know of any business to be considered at the annual meeting other than the proposals described in this Proxy Statement, if any other business properly comes before the annual meeting, your proxy or voting instruction gives authority to the proxyholders, John Farahi and Bob Farahi, to vote on those matters in their discretion.

Question: What if a quorum is not present at the meeting?

Answer: If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the annual meeting.

Question: How much stock do Monarch’s Directors and executive officers own?

Answer: As of March 25, 2024, our current Directors and executive officers collectively beneficially owned, 4,202,545 shares of our Common Stock, excluding any shares issuable upon exercise of stock options, constituting 22.32% of the outstanding shares. It is expected that these persons will vote the shares held by them for each of the director nominees named in this Proxy Statement and in accordance with the Board of Directors’ recommendation on the other proposals contained in this Proxy Statement.

Question: Who will bear the costs of this solicitation?

Answer: Our Board of Directors, on behalf of the Company, is soliciting these proxies. We will pay the cost of this solicitation of proxies by mail. Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation. We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners, and we will reimburse these persons for related postage and clerical expenses.

2025 ANNUAL MEETING OF STOCKHOLDERS

Proposals for Inclusion in the Proxy Statement. The next annual meeting of stockholders is expected to be held on or about May 20, 2025 (the “2025 Annual Meeting”). The date by which stockholder proposals must be received by us for inclusion in proxy materials relating to the 2025 Annual Meeting is December 11, 2024. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement and Nominations for Director. Stockholder proposals not included in our Proxy Statement and stockholder nominations for director may be brought before an annual meeting of stockholders in accordance with the advance notice procedures described in our Bylaws. Stockholders desiring to present proper proposals, other than the nomination of persons for election to the Board, must submit proposals that meet the eligibility criteria under our Bylaws, including submission of notice to the Company no later than March 6, 2025. Stockholders desiring to present nominations of persons for election to the Board must submit such nominations to the Company. We must receive such nomination no earlier than February 19, 2025, and no later than March 6, 2025.

Unless a stockholder proposal for the 2025 Annual Meeting is submitted to the Company prior to March 6, 2025, management may use its discretionary voting authority to vote management proxies on any such stockholder proposal.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN OTHER BENEFICIAL OWNERS

The following table shows the beneficial ownership as of March 25, 2024, of our Common Stock held by each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, all named executive officers and directors, and all executive officers and directors as a group. The percentages shown are based on 18,830,036 shares of Common Stock outstanding as of March 25, 2024, and shares issuable upon exercise of options, which are exercisable within 60 days of March 25, 2024. Except as set forth below, the address for all listed parties is 3800 South Virginia Street, Reno, Nevada 89502.

	Shares of Common
	Stock Beneficially		Percent of
Beneficial Owner	Owned (1)(2)		Class
John Farahi	3,473,619	(3)(4)	18.00%
Bob Farahi	1,187,327	(5)(6)	6.29%
Edwin S. Koenig	3,334		*
Yvette E. Landau	85,400	(7)	*
Craig F. Sullivan	54,900	(8)	*
Paul Andrews	56,900	(9)	*
BlackRock, Inc.	2,231,588	(10)	11.85%
50 Hudson Yard
New York, NY 10001
Ben Farahi	1,510,053	(11)	8.02%
3652 S. Virginia Street; Suite C7
Reno, NV 89502
Davenport & Company LLC	1,187,370	(12)	6.31%
One James Center
901 E Cary St., Ste.1100
Richmond, VA 23219
The Vanguard Group - 23 - 1945930	1,059,127	(13)	5.62%
100 Vanguard Blvd.
Malvern, PA 19355
All executive officers and directors as a group (7 persons)	4,861,480	(14)	24.94%
*	Less than 1%.
(1)	Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.
(2)	Includes shares issuable upon exercise of options which are exercisable within 60 days of March 25, 2024.
(3)	Includes 2,479,641 shares held in trusts and 527,310 shares held directly.
(4)	Includes options to purchase 466,668 shares under the 2014 Plan.
(5)	Includes 961,774 shares held in trusts and 192,220 shares held directly.
(6)	Includes options to purchase 33,333 shares under the 2014 Plan.
(7)	Includes options to purchase 61,000 shares under the 2014 Plan.
(8)	Includes options to purchase 42,700 shares under the 2014 Plan.
(9)	Includes options to purchase 51,900 shares under the 2014 Plan.
(10)	Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 24, 2024. BlackRock, Inc. has sole voting power with respect to 2,192,055 shares and sole investment power with respect to all of the shares beneficially owned.
(11)	Based on brokerage records.
(12)	Based on a Schedule 13G filed by Davenport & Company LLC with the SEC on February 7, 2024. Davenport & Company LLC has sole voting power with respect to 1,161,928 shares and sole investment power with respect to all of the shares beneficially owned.

(13)	Based on a Schedule 13G filed by The Vanguard Group - 23 – 1945930 with the SEC on February 13, 2024. The Vanguard Group - 23 – 1945930 has shared voting power with respect to 24,939 shares, shared investment power with respect to 37,959 of the shares beneficially owned and sole investment power with respect to 1,021,168 of the shares beneficially owned.
(14)	Includes options to purchase 537,300 shares under the 2014 Plan.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide for a Board of Directors consisting of five persons; however, the Bylaws may be amended from time to time to permit between three and twelve directors. The Board currently has five directors, divided into two classes designated as Class A (consisting of three directors) and Class B (consisting of two directors). Members of each class serve for a two-year term. At each annual meeting, the terms of one class of directors expire. The term of office of the current Class B directors will expire at the 2025 Annual Meeting of Stockholders. The term of office of the current Class A directors will expire in 2024. Each director holds office until his or her successor has been duly elected and qualified, or the director’s earlier death, resignation or removal. Each of the nominees is a current director of the Company.

If the proxy is duly executed and received in time for the 2024 annual meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees John Farahi, Craig F. Sullivan and Paul Andrews as Class A Directors for terms of office expiring in 2026. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board to replace any such nominee. The Board presently has no knowledge or reason to believe that any of the nominees will refuse or be unable to serve.

Any vacancies on the Board which occur during the year will be filled, if at all, by the Board through an appointment of an individual to serve only until the next annual meeting of stockholders. If re-elected at such meeting, such director would serve until the expiration of the term applicable to the vacated position.

The Company, each director and executive officer who has been required by the Nevada State Gaming Control Board and Nevada Gaming Commission (collectively, the “Nevada Gaming Authorities”) to be found suitable has been found suitable by the Nevada Gaming Authorities. Future new members of the Board, if any, may be required to be found suitable in the discretion of the Nevada Gaming Authorities and the Chair of the Audit Committee is required to be found suitable. The Colorado Division of Gaming (the “Colorado Regulatory Authorities”) also requires a finding of suitability for each director by the Colorado Regulatory Authorities. Each of our directors has been found suitable by the Colorado Regulatory Authorities. Should any director later be found not to be suitable by the Nevada Gaming Authorities or the Colorado Gaming Authorities, that person will not be eligible to continue serving on the Board and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF JOHN FARAHI, CRAIG F. SULLIVAN AND PAUL ANDREWS TO THE BOARD OF DIRECTORS.

The following information is furnished with respect to each member of the Board or nominee thereto. Similar information is provided for the Company’s executive officers who are not directors. John Farahi and Bob Farahi are brothers. There are no other family relationships between or among any directors, nominees to the Board, or executive officers of the Company.

DIRECTORS AND NOMINEES

		Director
Name	Age	Since	Position
John Farahi	76	1993	Co-Chairman of the Board,
(Nominee for Term expiring in 2026)			Chief Executive Officer, Secretary and Director
Bob Farahi	73	1993	Co-Chairman of the Board,
(Term expiring in 2025)			President and Director
Paul Andrews	59	2014	Director
(Nominee for Term expiring in 2026)
Yvette E. Landau	67	2010	Director
(Term expiring in 2025)
Craig F. Sullivan	77	1998	Director
(Nominee for Term expiring in 2026)

JOHN FARAHI has been Co-Chairman of the Board and Chief Executive Officer of the Company since its inception and of Golden Road, a direct wholly owned subsidiary of the Company, since June 1993. He has served as Secretary of the Company since November 2011. From 1973 until June 1993, Mr. Farahi was President, Director, and General Manager of Golden Road. Mr. Farahi is a partner in Farahi Investment Company (“FIC”), which is engaged in real estate investment and development. Mr. Farahi served on the Washoe County Airport Authority as a Trustee from July 1997 until June 2005. Mr. Farahi is a former member of the Nevada Commission on Tourism and served as a Board Member of the Reno-Sparks Convention and Visitors’ Authority until 2017. Mr. Farahi was appointed in 2013 by President Barack Obama to the United States Holocaust Memorial Council. Mr. Farahi holds a political science degree from the California State University at Hayward. The Board believes Mr. Farahi is qualified to serve as a director due to his specific experience as a casino operator and his knowledge of the casino industry.

BOB FARAHI has been Co-Chairman of the Board and President of the Company since its inception and of Golden Road, a direct wholly owned subsidiary of the Company, since 1993. From 1973 until June 1993, Mr. Farahi was Vice President and a Director of Golden Road. Mr. Farahi divides his working time between the Company and the other private companies with which he is involved. Mr. Farahi is a partner in FIC. Mr. Farahi holds a biochemistry degree from the University of California at Berkeley. The Board believes Mr. Farahi is qualified to serve as a director due to his specific experience as a casino operator and in real estate development and his knowledge of the casino industry.

PAUL ANDREWS has been a member of the Board since May 2014 and is the President and CEO of the National Western Stock Show and Complex (“NWSS”), which plays host to the National Western Stock Show each January and over 240 other events each year in Denver, Colorado. Prior to joining NWSS in November 2010, Mr. Andrews spent 20 years in various capacities with Denver-based Kroenke Sports Enterprises LLC, owner of the Denver Nuggets, the Colorado Avalanche and the Pepsi Center Arena. Mr. Andrews served in various sales, marketing and administrative capacities while at Kroenke including the position of Executive Vice President in which he was responsible for all business operations. The Board believes Mr. Andrews is qualified to serve as a director due to his significant operations, marketing and sales experience.

YVETTE E. LANDAU has been a member of the Board since June 2010. Ms. Landau was general counsel and corporate secretary of Mandalay Resort Group from 1996 until 2005. Since 2005, Ms. Landau has been co-owner of W.A. Richardson Builders, LLC, a construction services firm specializing in casino resort development. Until January 2019, Ms. Landau served as a member of the Board of Directors of Bossier Casino Venture, Inc. which owned the Margaritaville Resort Casino in Bossier City, Louisiana. Ms. Landau currently serves as a member of the Board of Directors of PlayAGS, Inc. (NYSE: AGS), a designer and supplier of electronic gaming products and services. Ms. Landau is a past president of the International Association of Gaming Advisors, a worldwide organization of legal, financial and regulatory professionals in the gaming industry, and remains active with the organization as a counselor. Ms. Landau holds a bachelor’s degree from Arizona State University and a Juris Doctor degree from Northwestern University School of Law. The Board believes Ms. Landau is qualified to serve as a director due to her experience in hotel-casino management, her experience as an independent director of other casino companies and her experience in the legal and construction industries.

CRAIG F. SULLIVAN has been a member of the Board since September 1998. He was Chairman of the Board of Park Cattle Company (now Edgewood Companies) from July 2006 to June 2008. Since March 1998, Mr. Sullivan has been President of Sullivan & Associates, a strategic and financial consulting firm to companies in the gaming industry. Mr. Sullivan was a director of PHL Local Gaming, LLC, which was a bidder for Philadelphia, Pennsylvania’s second casino license. From April 1995 to March 1998, Mr. Sullivan served as Chief Financial Officer and Treasurer of Primadonna Resorts, Inc., and from February 1990 to April 1995, Mr. Sullivan served as Treasurer of Aztar Corporation. Mr. Sullivan also served on the Board of New York-New York Hotel & Casino from March 1996 to June 1998. Mr. Sullivan holds a bachelor’s degree in economics from the George Washington University and holds a master’s degree in international management from the American Graduate School of International Management (now Thunderbird School of Global Management). The Board believes Mr. Sullivan is qualified to serve as a director due to his experience as a senior executive in the hotel-casino industry.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO EXTEND THE TERM OF THE 2014 PLAN UNTIL MAY 21, 2034 AND TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE COMPANY’S 2014 EQUITY INCENTIVE PLAN

General

At the annual meeting, the stockholders will be asked to approve an amendment to the 2014 Plan to (i) extend the term of the 2014 Plan extend from ten (10) years to twenty (20) years, and (ii) increase the number of shares of Common Stock reserved for issuance under the 2014 Plan by an additional 1,000,000 shares.

As of April 8, 2024, there were 437,674 shares authorized and available for future issuance under the 2014 Plan.

The purpose of the amendment is to ensure that the Company will continue its incentive compensation program and have a sufficient reserve of Common Stock available under the 2014 Plan. Subject to the approval of stockholders, the Board adopted the amendment to the 2014 Plan on January 26, 2024, to (i) extend the term of the Plan from ten (10) years to twenty (20) years, and (ii) increase the maximum aggregate number of shares (as defined in the 2014 Plan) which may be issued pursuant to awards under the 2014 Plan by one million (1,000,000) shares.

We strongly believe that the approval of the amendment to the 2014 Plan is essential to our continued success. The Board and management believe that equity awards motivate high levels of performance, align the interests of our employees and stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. The Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company.

The Board of Directors UNANIMOUSLY recommends a vote to approve the AMENDMENT TO our 2014 EQUITY INCENTIVE PLAN.

Summary of the 2014 Equity Incentive Plan

The following is a summary of the material terms of the 2014 Plan, as amended by the proposed amendment. This summary is not complete and is qualified in its entirety by reference to the full text of the 2014 Plan, as amended by Amendment No.1 from June 14, 2017, Amendment No.2 from June 4, 2019 and the proposed amendment. The 2014 Plan, amended is attached to this proxy statement as Appendix A. The summary below discuss all type of awards covered by the 2014 Plan.

Share Reserve. If this amendment is approved, the number of shares of Common Stock reserved for issuance under the 2014 Plan will include (a) shares reserved for issuance under the 2014 Plan of 4,400,000 shares, which consist of 1,000,000 shares approved with the approval of the 2014 Plan, 1,200,000 approved in 2017 with the Amendment NO. 1 to the 2014 Plan, 1,200,000 approved in 2019 with the Amendment No. 2 to the 2014 Plan and 1,000,000 conditional to the approval of the Amendment No. 3 to the 2014 Plan in our 2024 meeting of shareholders; plus (b) (i) the number of shares that have been reserved but not issued pursuant to any awards granted under the Predecessor Plans (as defined in the 2014 Plan) and are not subject to any awards granted thereunder as of the date the Predecessor Plans terminate, and

(ii) the shares subject to awards granted under the Predecessor Plans that would otherwise have returned to the Predecessor Plans as a result of the forfeiture, termination or expiration of such awards (a total of 142,160 shares as of April 8, 2024).

Per Person Grant Limitations. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a fiscal year of the Company is two hundred thousand (200,000) shares. In connection with the participant's commencement of service, he or she may be granted stock options and stock appreciation rights for up to an additional one hundred thousand (100,000) shares. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

Share Counting. Each share issued in connection with an award granted on or after the effective date other than stock options and stock appreciation rights will be counted against the 2014 Plan's share reserve as two (2) shares for every one share issued in connection with such award (and shall be counted as two (2) shares for each one share that is returned or deemed not to have been issued from the 2014 Plan). Any shares covered by an award which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the 2014 Plan. Shares that have been issued under the 2014 Plan pursuant to an award shall not be returned to the 2014 Plan and shall not become available for future grant under the 2014 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation shall not be returned to the 2014 Plan and shall not become available for future issuance under the 2014 Plan. In addition, all shares covered by the portion of a stock appreciation right that is exercised shall be considered issued pursuant to the 2014 Plan.

Administration. The 2014 Plan is administered, with respect to grants to officers, employees, directors and consultants, by the 2014 Plan administrator (the "Administrator"), defined as the Board or one or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including, without limitation, Rule 16b-3 promulgated under the Exchange Act.

The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the 2014 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2014 Plan (subject to the limitations described above), to construe and interpret the terms of the 2014 Plan and awards granted, to resolve and clarify inconsistencies, ambiguities and omissions in the 2014 Plan and among the 2014 Plan and any award agreement, to take all actions regarding questions of coverage, eligibility and entitlement to benefits and benefit amounts, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the 2014 Plan, as the Administrator deems appropriate.

Eligibility. Awards other than incentive stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees of the Company or a parent or a subsidiary of the Company. An employee, director or consultant who has been granted an award may, if otherwise eligible, be granted additional awards. Awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. As of the date of this proxy statement, there are approximately eighty employees and consultants of the Company and its affiliates and three non-employee directors of the Company who are eligible to participate in the 2014 Plan.

No Repricings or Exchanges without Shareholder Approval. The Company shall obtain stockholder approval prior to (a) the reduction of the exercise price of any stock option or the base appreciation amount of any stock appreciation right awarded under the 2014 Plan or (b) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for another stock option, stock appreciation right, restricted stock or other award (unless the cancellation and exchange occurs in connection with a Corporate Transaction). Notwithstanding the foregoing, cancelling a stock option or stock appreciation right in exchange for another stock option, stock appreciation right, restricted stock or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original stock option or stock appreciation right will not be subject to stockholder approval.

Clawback of Benefits. Any award under the 2014 Plan is subject to the Company’s clawback policy which subjects performance-based compensation to cancellation, recovery or repayment in the event that the Company’s financial statements are restated, if an independent committee of the Board determines that such performance-based compensation would have been lower had it been based on the restated financial statements and the recipient of such compensation engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement. By accepting an award under the 2014 Plan, a grantee agrees (i) to be bound by any existing or future clawback policy (or amendments thereto) adopted by the Company, and (ii) that the Company may unilaterally amend such grantee's award agreements (including any award agreements relating to awards issued under the Predecessor Plans), without the grantee's consent, to the extent that the Administrator in its discretion determines to be necessary or appropriate to comply with any clawback policy of the Company.

Terms and Conditions of Awards. The 2014 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, and stock appreciation rights (collectively referred to as "awards"). Stock options granted under the 2014 Plan may be either incentive stock options under the provisions of Section 422 of the Code or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the 2014 Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2014 Plan shall be designated in an award agreement.

Awards may be granted subject to vesting schedules (time-based and/or performance based) and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the 2014 Plan. Any award that vests solely based on the continued service of the grantee (other than awards to independent directors) shall vest over a period no less than three years. Under the 2014 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the grantee, only by the grantee. Other awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities and to charitable organizations, in all cases without payment for such transfers to the grantee. Notwithstanding the foregoing, the grantee may designate one or more beneficiaries of the grantee's award in the event of the grantee's death on a beneficiary designation form provided by the Administrator.

The 2014 Plan includes the following performance vesting criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes, depreciation and amortization, (xvi) earnings before other income/expense, taxes, depreciation, amortization, stock-based compensation and one-time nonrecurring charges, (xvii) economic value added, and (xviii) market share. The performance criteria may be applicable to the Company, any parent or subsidiary of the Company, and/or any individual business units of the Company or any parent or subsidiary of the Company.

The term of any award granted under the 2014 Plan will be stated in the applicable award agreement, provided that the term of an award may not exceed ten (10) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2014 Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our Common Stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2014 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or with respect to options, payment through a broker-dealer sale and remittance procedure or a "net exercise" procedure.

Under the 2014 Plan, the Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2014 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Certain Adjustments. Subject to any required action by the stockholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the 2014 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction and Change in Control. Except as provided otherwise in an individual award agreement, in the event of a Corporate Transaction (as defined in the 2014 Plan), for the portion of each award that is assumed or replaced, then such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares at the time represented by such assumed or replaced portion of the award, immediately upon termination of the grantee's continuous service if such continuous service is terminated by the successor company or the Company without "cause" (as defined in the 2014 Plan) or voluntarily by the grantee with "good reason" (as defined in the 2014 Plan) within twelve (12) months after the Corporate Transaction. In addition, except as provided otherwise in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares at the time represented by such portion of the award, immediately prior to the specified effective date of such Corporate Transaction, provided that the grantee's continuous service has not terminated prior to such date.

Except as provided otherwise in an individual award agreement, upon a Change in Control (as defined in the 2014 Plan), other than a Change in Control which also is a Corporate Transaction, each award of such grantee which is at the time outstanding under the 2014 Plan shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares at the time represented by such award, immediately prior to the effective date of the Change in Control; provided that the grantee's continuous service has not terminated prior to such date.

Under the 2014 Plan, Corporate Transaction includes a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; the sale, transfer or other disposition of all or substantially all of the assets of the Company; the complete liquidation or dissolution of the Company; any reverse merger or series of related transactions culminating in a reverse merger in which the Company is the surviving entity but (i) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property or (ii) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; and an acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

Under the 2014 Plan, Change in Control includes a change in ownership or control of the Company effected through the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors (as defined in the 2014 Plan) who are not affiliates or associates of the offeror do not recommend such stockholders accept; and a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

Amendment, Suspension or Termination of the 2014 Plan. The Board may at any time amend, suspend or terminate the 2014 Plan. The 2014 Plan will terminate on May 20, 2024, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain stockholder approval of any such amendment to the 2014 Plan in such a manner and to such a degree as required.

Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2014 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options. The grant of a non-qualified stock option under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options. The grant of an incentive stock option under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of Common Stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant's total compensation is deemed reasonable in amount.

The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Recipients of stock appreciation rights ("SARs") generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock. A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted Stock Units. With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

Tax Effect for the Company. Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2014 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

Section 162(m) of the Code generally does not allow a deduction for annual compensation in excess of $1,000,000 paid to the Company’s “covered employees”, which consists of the chief executive officer, chief financial officer and the three (3) other most highly compensated officers of the Company. Prior to January 1, 2018, this limitation on deductibility did not apply to certain compensation, including “performance based” compensation under a plan approved by the Company’s shareholders. Historically, the Company intended for equity grants under our 2014 Plan to qualify for the “performance-based” exceptions from the Section 162(m) limitations. The Company’s policy was generally to preserve the federal income tax deductibility of compensation and to qualify eligible compensation for the performance-based exception for compensation not to be subject to the limitation on deductibility imposed by Section 162(m) of the Code whenever practical to do so, while reserving the ability to approve compensation that may not be deductible, including if we determine that the compensation is in our best interests as well as the best interests of the Company’s shareholders.

Following the enactment of the Tax Cuts and Jobs Act of 2017 on December 22, 2017, the “qualifying performance-based” compensation exception described in the previous paragraph was repealed with respect to performance based compensation payable following November 2, 2017 unless it is payable pursuant to an award outstanding on that date (and generally unmodified) or a binding written agreement in effect on that date, which is referred to as the grandfathering exception. For 2018 and beyond, the Company generally expects that compensation paid to its covered employees in excess of $1 million will not be deductible, subject to the grandfathering exception for performance-based awards described in the preceding sentence. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption pursuant to the exception described above from Section 162(m) in fact will satisfy such requirements. In addition, the Administrator reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) of the Code if it determines that such modifications are consistent with our business needs.

The 2014 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

New Plan Benefits

Because the Administrator will make future awards at its discretion, we cannot determine the number of options and other awards that may be awarded in the future to eligible participants.

Equity Compensation Plan Information

The following table provides information regarding our Common Stock which may be issued under our equity compensation plans as of December 31, 2023.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted average	future issuance under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding securities
Plan Category	options	options	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (F1)	1,773,570	$55.07	502,674
Equity compensation plans not approved by security holders	—	—	—
Total	1,773,570	$55.07	502,674

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that the Company’s stockholders have the opportunity to cast a non-binding, advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s named executive officers. We have disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

In 2023, our stockholders recommended we provide them with the opportunity to provide their “say-on-pay” vote each year, and our Board has accepted that recommendation.

We believe that the compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, other executive compensation tables and related narrative disclosures is hereby APPROVED.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements.

The Board of Directors UNANIMOUSLY recommends a vote “FOR” approvAL of the compensation paid to our named executive officers.

EXECUTIVE OFFICERS

In addition to John Farahi and Bob Farahi, whose biographical information is set forth above, our other executive officer is set forth below.

EDWIN S. KOENIG, age 56, has been the Chief Accounting Officer since March of 2016. Mr. Koenig served as the Company’s Director of Corporate Development and Analysis from May 2015 until March 2016. Prior to joining the Company, Mr. Koenig served in various assurance roles at Ernst & Young LLP from November 2003 to April 2015. Mr. Koenig is a certified public accountant with Bachelor’s degrees in Accounting from the University of Nevada Las Vegas and in Business Management from Sonoma State University.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

John Farahi, the Board’s Co-Chairman, also serves as the Company’s Chief Executive Officer. Bob Farahi, the Board’s other Co-Chairman also serves as the Company’s President. The Company does not have a lead independent director. At the time of this filing, we believe this is the best structure to leverage John and Bob Farahi’s respective operating expertise, professional experience and longevity with the Company. The Board is responsible for risk oversight. The Board regularly reviews information regarding our Company’s capital structure, credit, liquidity and operations. In addition, each of our Board committees considers the risks within its area of responsibilities. For example, the Compensation Committee assesses the risks that may be implicated by our executive compensation programs and the Audit Committee discusses with our independent auditor our major financial and cybersecurity risk exposures. The Board believes that its leadership structure supports the Board’s effective oversight of the Company’s risks.

Director Independence

Each year, the Board undertakes a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us, or members of our senior management or other members of our Board of Directors, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, the Board has determined that Paul Andrews, Yvette E. Landau and Craig F. Sullivan are “independent directors,” as such term is defined in Nasdaq Rule 5605(a)(2).

Director Diversity

The following table presents board level diversity statistics, based on voluntary self-identification of each member of the Company’s Board of Directors, as of April 1, 2024. Based on the following diversity statistics, the Board currently satisfies the diversity objectives under Nasdaq Rule 5605(f)(2)(D).

BOARD DIVERSITY MATRIX

Total Number of Directors
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	1	1	—	3
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background				3

Board and Committee Meetings

The Board held three meetings during 2023. Each incumbent director, except Bob Farahi, attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all committees on which he or she served during the period in which he or she was a director. Bob Farahi did not attend one of the three meetings of the Board for personal reasons.

Annual Meetings

The Board has a policy that requires all directors to attend each annual meeting of stockholders absent exigent circumstances. All of our directors attended the 2023 annual meeting of stockholders.

Committees of the Board

The Board has a standing Audit Committee, Compensation Committee, and Marketing Committee.

Audit Committee

The Audit Committee is currently comprised of Craig F. Sullivan, Chair, Yvette E. Landau and Paul Andrews. During 2023, the Audit Committee held seven meetings. The Audit Committee oversees our management, internal audit and independent public accountants with respect to corporate accounting, financial reporting and systems of internal control established by management. Among other duties, the Audit Committee’s functions are: to review reports of the auditors to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company’s auditors to determine the scope of compliance and any deficiencies; to evaluate the independence of and select our independent public accountants; to review and approve all related party transactions; and to make periodic reports on such matters to the Board. The audit committee oversees the cybersecurity program and provides strategic guidance to management, ensuring that management’s approach to cybersecurity remains robust, proactive, and aligned with our business needs.

The Audit Committee adopted an Audit Committee Charter, a copy of which may be viewed on the Company’s website at www.monarchcasino.com, by clicking on “Corporate Overview” and then “Corporate Governance.”

The Board has determined that all members of the Audit Committee meet the enhanced definition of “independence” under the SEC rules and are “independent directors,” under the Nasdaq listing standards.

Additionally, the Board has determined that Craig F. Sullivan, Chairman of the Audit Committee, is a financial expert as defined by the SEC rules. The relevant experience of Mr. Sullivan is summarized under “Election of Directions ― Directors and Nominees” above.

Compensation Committee

The Compensation Committee is currently comprised of Yvette E. Landau, Chair, Craig F. Sullivan and Paul Andrews. During 2023, the Compensation Committee held five meetings. The Compensation Committee determines and approves, or recommends to the Board for approval, all compensation and awards to the Company’s chief executive officer and other executive officers, and administers the 2014 Plan. The Compensation Committee reviews at least annually the performance and the compensation of the chief executive officer in light of the corporate goals and objectives applicable to the compensation of the chief executive officer, and determines and approves the compensation level of the chief executive officer based on this evaluation. In determining compensation, or making recommendations regarding executive compensation, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation. Our chief executive officer provides the Compensation Committee with evaluations of each named executive officer, including himself, and recommendations regarding base salary levels for the upcoming year for each named executive officer, other than himself, and an evaluation of the extent to which the named executive officer met his bonus target. Our chief executive officer cannot be present during any voting or deliberations by the Compensation Committee on his compensation. The Compensation Committee may delegate its authority to subcommittees of the Compensation Committee when it deems appropriate and in the best interest of the Company.

The Compensation Committee has adopted a Compensation Committee Charter, a copy of which may be viewed on the Company’s website at www.monarchcasino.com by clicking on “Corporate Overview” and then “Corporate Governance.” As set forth in the “Compensation Discussion and Analysis” section below, the Compensation Committee did not engage compensation consultants in 2023. The Board has determined that all of the members of the Compensation Committee meet the independence requirements of the Nasdaq listing standards, including the heightened independence requirements specific to compensation committee members.

Nominations Function

The Company does not have a standing nominating committee, nor has the Board of Directors adopted a charter addressing the director nomination process. The Board of Directors believes that, at this time, it is appropriate for the Company not to have a nominating committee because the independent directors constituting the majority of the Board of Directors can adequately serve the function of considering potential director nominees from time to time as needed.

For annual meetings of stockholders, at which directors are to be elected in compliance with Nasdaq Rule 5605(e), director nominees are recommended for the Board’s nomination solely by a majority of the independent directors. In making such recommendation, the qualifications of the prospective nominee to be considered include the nominee’s personal and professional integrity, experience, skills, diversity, professional relationships, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to act in the best interests of the Company and its stockholders.

The Board of Directors’ overall diversity is a significant consideration in the director selection process. Monarch is an equal opportunity employer and does not discriminate based upon age, race, color, gender, national origin, disability, religion or veteran status. It is the Board of Director’s desire that the Board should be composed of qualified individuals who bring diverse professional expertise and points of view. All prospective Director nominees are evaluated on their professional merits, technical qualifications, demonstrated expertise, experience and ability to contribute in such a way as to bolster and expand the collective professional perspective of the Board.

The Board will consider all appropriate candidates proposed by our stockholders in accordance with the Company’s Bylaws. Potential candidates will be evaluated according to the same criteria, regardless of whether the candidate was recommended by the independent directors of the Board or stockholders. The requirements for nomination of a person to the Board by a security holder are set forth in Article II, Section 16 of the Company’s Bylaws and the qualifications for a person to be a director of the Company are set forth in Article II, Section 14 of the Bylaws. Both sections of the Bylaws are set forth below.

14. Eligibility of Directors. No Director is eligible to continue to serve as a Director of the Corporation who is required under Nevada or Colorado gaming laws to be found suitable to serve as a director and who is not found suitable or whose finding of suitability is suspended or revoked by Nevada or Colorado gaming authorities. Such eligibility shall cease immediately following whatever act or event terminates the director’s eligibility under the laws and gaming regulations of either the State of Nevada or the State of Colorado.

16. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 16 of Article II shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the Notice procedures set forth in this Section 16 of Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, unless waived by the Board of Directors, no person not already a Director shall be eligible to be elected or to serve as a Director unless such person’s notice of nomination shall be received at the principal executive offices of the Corporation at least seventy five (75) days before initiation of solicitation to the stockholders for election in the event of an election other than at an Annual Meeting and seventy five (75) days before the corresponding date that had been the record date for the previous year’s Annual Meeting or seventy five (75) days before the date of the next Annual Meeting of shareholders announced in the previous year’s proxy materials in the event of an election at an Annual Meeting. To be timely, no stockholder’s notice shall be received at the principal executive offices of the Corporation more than ninety (90) days before the meeting; provided, however, that in the event that less than ninety (90) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (b) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (vi) the consent of such nominee to serve as Director of the Corporation, if he is so elected; and (c) as to the stockholder giving the notice, (i) the name and record address of stockholder, and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Article II, Section 16. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Company did not receive any proposed director candidates submitted by any stockholder for inclusion in this Proxy Statement under the guidelines set forth above.

Communication with Directors

The Company’s stockholders may contact directors by sending an email to Jason Gumer, Corporate Vice President and Associate General Counsel, at JGumer@MonarchCasino.com, which will be relayed to the board member or members specified in the message, or by addressing a letter to Monarch Casino & Resort, Inc., Board of Directors, 3800 South Virginia Street, Reno, Nevada 89502. Each communication should specify the applicable director or directors to be contacted.

Compensation Committee Interlocks and Insider Participation

Yvette E. Landau, Craig F. Sullivan, and Paul Andrews each served on the Compensation Committee during 2023. None of these directors is a former or current executive officer of Monarch or had any relationships requiring disclosure by Monarch under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of Monarch’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during 2023.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our named executive officers (“NEOs”) are (a) John Farahi, our Chief Executive Officer (“CEO”), (b) Bob Farahi, our President, and (c) Edwin Koenig, our Chief Accounting Officer (“CAO”). We seek to compensate our NEOs in a manner that will attract and retain qualified individuals who are responsible for the management, growth and success of the Company. We believe that NEO compensation should be designed to:

1.	motivate performance in areas consistent with our short and long-term objectives,
2.	reward for achieving those objectives, and
3.	encourage NEOs to continue in our employ.

We evaluate and establish the total compensation of our NEOs in light of what we believe to be the compensation practices, and relative corporate financial performance, of other companies in the gaming industry similar to us in terms of asset size and target market. In 2023, the Compensation Committee did not engage compensation consultants in this process because it believed that the Compensation Committee was able to consider publicly available data and other data which provided information upon which to make informed compensation decisions. Because certain comparable companies in the gaming industry do not publicly report their compensation information, their compensation practices are not publicly available. As such, we rely on information that is publicly available, information that we obtain from industry sources, and the industry experience and knowledge of our Compensation Committee and other Board members in determining NEO compensation.

Compensation Elements

Our NEO compensation program utilizes four primary components, which include: 1) annual salary; 2) annual cash bonus awards; 3) one-time cash or equity awards; and 4) stock option awards. Following is a discussion of each component.

Annual Salary

The salary element compensates each NEO for performance of the fundamental duties associated with that NEO’s position. In addition to what we believe to be the compensation practices and relative corporate financial performance of other companies in the gaming industry similar to us in asset size and target market, we consider other factors in establishing NEO annual salaries including the executive’s respective record of leadership and service to us, our growth during the NEO’s term of employment, the relative importance of the NEO in overseeing both our strategic direction and our day-to-day operations, the relative performance of our competitors and the NEO’s civic leadership. Salaries are reviewed annually and are adjusted as warranted.

Annual Cash Bonus Awards

To align NEO performance with our short-term operational and financial objectives, we utilize an annual cash bonus program (the “Bonus Program”) with an annual target set by the Compensation Committee as a percentage (the “Target Bonus Percentage”) of the NEO’s annual salary.

The Bonus Program is comprised of quantitative and a discretionary qualitative components. The quantitative component may be awarded based on achieving our annual financial goal, as established by the Board. The qualitative component of the cash bonus program for our NEOs is awarded at the discretion of the Compensation Committee, which considers several factors of the NEO’s performance including, but not limited to, performance against specific tactical objectives as established by the Board, staff development, staff retention, operating process improvement and the implementation of programs resulting in cost reductions and efficiency. The qualitative component of the cash bonus program for the other executive officers is determined by the chief executive officer, subject to the Compensation Committee review and approval, and is based on their overall performance, as well as on completing specific projects and achieving specific goals.

The financial target currently used by our Compensation Committee is “Adjusted EBITDA.” The Board sets the Adjusted EBITDA target at a level it believes is both challenging and achievable. By establishing a target that is challenging, the Board believes that NEOs performance, and, therefore, Company financial performance, is optimized. By setting a target that is also achievable, the Board believes that NEOs remain motivated to perform at the high level required to achieve the Adjusted EBITDA target. Adjusted EBITDA consists of net income plus provision for income taxes, stock based compensation expense, other one-time charges, interest expense, depreciation and amortization less interest income. Further, the Compensation Committee determined that Adjusted EBITDA is an appropriate indicator of the Company’s financial performance and that each NEO could have a direct impact on it.

In 2023, the Target Bonus Percentage was set at 20% of the NEO’s annual salary, the standard Target Bonus Percentage per our Bonus Program. For 2023, the Adjusted EBITDA target was set at $184.4 million, driven by the continued ramp-up of our operation in Monarch Casino Resort Spa Black Hawk, projected increase in market share at both resorts and improvement in operational margins. For 2023, the Adjusted EBITDA achieved was 7.3% below the target, but 10.3% above 2022 Adjusted EBITDA.

The Compensation Committee evaluated the financial results and considered other factors related to the performance of the NEOs in 2023, like the successful ramp-up of the Monarch Black Hawk operation, excellent cash flow management, the completion of the renovation projects at Atlantis, as well as the negative impact of the continued growth of California tribal gaming and an extremely competitive promotional environment in Reno-Sparks market on Atlantis operating results. Based on all the factors effecting Company’s performance, the Board approved a 20% bonus award to the CEO, President and CAO for 2023. This was consistent with the bonus awarded to the senior management and property’s management.

One-Time Cash or Equity Awards

We may, from time to time, award one-time cash or equity award based on superior financial performance relative to the Board-established annual financial profit target or specific strategic projects or initiatives, when such performance is deemed to be extraordinary or in certain other exceptional circumstances.

Regarding extraordinary performance, such determination is based on several factors including, but not limited to, comparison of our financial performance relative to our competitors, the general market conditions in which those financial results or other goals were reached and other operating criteria that indicate that the financial results or strategic goals achievements were abnormally strong given those market and operating conditions. By rewarding such performance with one-time cash or equity awards, we believe we are more accurately promoting sustained, superior performance by more closely linking the reward with the timing of the performance and results.

No one-time cash awards were paid to our NEOs for performance in 2023.

Stock Option Awards

The stock option compensation component is designed with the expectation that stock options will provide the highest potential reward of the four components of the NEO compensation package. As such, the most significant driver of NEO compensation is designed to correlate directly with the financial gains of our stockholders through changes in stock prices. As our stock price increases or decreases, the value of NEO stock option awards also increases or decreases. By designing the compensation program in this way, we believe that a significant portion of NEO compensation has been directly aligned with the interests of our stockholders.

NEOs receive an initial stock option grant (the “Initial Grant”) on their hire date and receive subsequent grants (the “Subsequent Grants”) in amounts equal to, and commensurate with, the portion of the Initial Grant that vests. The Initial Grant vests, assuming continued employment, in three equal tranches beginning on the third anniversary of the grant date and is fully vested on the fifth anniversary of the grant date. The Subsequent Grants vest three years after their respective grant date. Neither Initial Grants nor Subsequent Grants vest earlier than three years and in the case of Initial Grants, do not fully vest earlier than five years.

Stock option awards are granted at exercise prices equal to the closing market price of our stock on the date the stock option award is granted, except for any Incentive Stock Option (“ISO”) that might be granted to Mr. John Farahi, whose exercise price would be 110% of the relevant closing market price, since he is the beneficial owner of more than 10% of our Common Stock. As such, the value of the award increases only if our stock price increases subsequent to the stock option’s grant date. Because these awards vest over time, the stock option component of NEO compensation also encourages NEO retention, as value related to unvested stock options is forfeited if an NEO ceases to be employed by us. To date, the Compensation Committee has not granted ISOs.

In 2023, the following stock option grants were made to our NEO’s, under the 2014 Plan: on December 31, 2023, John Farahi was issued an annual grant of stock options for 66,668 shares, exercisable at $69.15 per share, vesting in 3 years from the date of the grant; on December 31, 2023, Bob Farahi was also issued an annual grant of stock options for 33,333 shares, exercisable at $69.15 per share, vesting in 3 years from the date of the grant; and on June 30, 2023, Mr. Koenig received a stock option grant for 3,334 shares, exercisable at $70.45 per share, vesting in 3 years from the date of the grant.

Compensation Clawback Policy

In 2023, the Board approved an updated clawback policy, in accordance with SEC regulations promulgated to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules adopted by Nasdaq.

In the event of an accounting restatement, the Board shall promptly determine the amount of any erroneously-awarded compensation for each NEO in connection with such accounting restatement and shall promptly thereafter provide each NEO with a written notice containing the amount of erroneously-awarded compensation and a pursue the recovery of erroneously-awarded compensation.

Employment Agreements or Arrangements

We do not currently have any written or unwritten employment agreement or arrangement with any of our NEOs.

Change in Control Vesting

Stockholders approved the 2014 Plan on May 21, 2014 and amended it in June 2017 and June 2019. The 2014 Plan serves as the successor to our 1993 Employee Stock Option Plan, 1993 Executive Long-Term Incentive Plan and 1993 Directors’ Stock Option Plan (which plan terminated on June 13, 2013) (the “Predecessor Plans”). The 2014 Plan became effective as of May 21, 2014, and the remaining two Predecessor Plans terminated on that date.

Except as provided otherwise in an individual award agreement, in the event of a Corporate Transaction (as defined in the 2014 Plan), for the portion of each award that is assumed or replaced, then such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares at the time represented by such assumed or replaced portion of the award, immediately upon termination of the grantee's continuous service if such continuous service is terminated by the successor company or the Company without "cause" (as defined in the 2014 Plan) or voluntarily by the grantee with "good reason" (as defined in the 2014 Plan) within twelve (12) months after the Corporate Transaction. In addition, except as provided otherwise in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares at the time represented by such portion of the award, immediately prior to the specified effective date of such Corporate Transaction, provided that the grantee's continuous service has not terminated prior to such date.

Except as provided otherwise in an individual award agreement, upon a Change in Control (as defined in the 2014 Plan), other than a Change in Control which also is a Corporate Transaction, each award of such grantee which is at the time outstanding under the 2014 Plan shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares at the time represented by such award, immediately prior to the effective date of the Change in Control; provided that the grantee's continuous service has not terminated prior to such date.

Under some award agreements, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, including in the case of a corporate transaction or change in control, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Grantee's Continuous Service, any unvested portion of the Award shall terminate and be null and void. Notwithstanding any other term or provision of an award, the Administrator shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Grantee (or any class, group, division, department or all grantees of the Company, as the case may be), of the Company or a combination thereof, to accelerate the vesting of any award, at such times and upon such terms and conditions as the administrator shall deem advisable.

Beginning in 2022, our Compensation Committee added a further condition to our form of award agreements issued to NEOs, which will apply to awards made in 2022 and thereafter. Under the new form of award agreement, notwithstanding any other term or provision set forth above, our Compensation Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the grantee (or any class, group, division, department or all grantees of the Company, as the case may be), of the Company or a combination thereof, to accelerate the vesting of any award, at such times and upon such terms and conditions as the Administrator shall deem advisable.

Other Benefits and Compensation Matters

401(k) and Health Benefit Plans. The NEOs are permitted to participate in our 401(k) and health benefit plans on the same basis, and at the same benefit level, as the rest of our full-time employees. The plans include subsidized health insurance benefits and an annual 401(k) matching contribution up to two percent of their annual salary, subject to an annual cap.

Use of Company-provided Vehicle. Our CEO and President are each provided the use of a Company-provided vehicle.

Prohibition of option repricing or cash buyouts. Our policy is to prohibit any form of option repricing or to exchange underwater stock options for a cash settlement unless approval of stockholders has been granted.

Prohibition of speculative and hedging transactions. All directors, executive officers and employees at the level of “director” or higher are prohibited from participating in short sales of, and trading in put and call options on the Company’s securities.

Compensation Setting Process

The Compensation Committee determines and approves, or recommends to the Board for approval, all compensation and awards to the Company’s CEO and other executive officers. In making this determination, the recommendation and advice of certain executives is considered. The Compensation Committee solicits the CEO’s recommendation regarding executive officers’ compensation, other than himself. Each NEO also provides input about his individual contribution to the Company’s success for the period being assessed. The Compensation Committee reviews at least annually the performance and the compensation of the CEO in light of the corporate goals and objectives applicable to the compensation of the CEO, and determines and approves the compensation level of the CEO based on this evaluation. In determining compensation, or making recommendations regarding executive compensation, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation.

Risk Assessment

In establishing and reviewing our executive compensation program, we consider, among other things, whether the program properly motivates NEOs to focus on the creation of stockholder value without encouraging unnecessary or excessive risk taking. To this end, the Compensation Committee carefully reviews the principal components of NEO compensation. Base salaries are fixed in amount and represent on average 24% of a NEO’s total compensation. Annual incentive pay is focused on achievement of certain specific overall financial goals and is determined using multiple performance criteria. The other major component of our NEOs’ compensation is long-term incentives through stock options, which we believe is important to help further align NEOs’ interests with those of our stockholders. We believe that these cash and incentive awards, especially when combined with the compensation clawback policy described above, appropriately balance risk, payment for performance and align NEO compensation with stockholders interests without encouraging unnecessary or excessive risk taking.

COMPENSATION COMMITTEE REPORT

Notwithstanding any statement to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings or otherwise deemed filed.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

By:	Yvette E. Landau, Chair
Paul Andrews, Member
Craig F. Sullivan, Member

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding compensation of our NEOs for services rendered during the last three completed fiscal years.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation		Total
Name and Position	Year	($)	($) (1)	($) (2)	($) (2)	($)		($)
John Farahi,	2021	$750,000	$1,275,000	$1,272,900	$2,114,758	$30,259		$5,442,917
Co-Chairman of the Board,	2022	$750,000	$150,000	$—	$2,573,722	$22,391		$3,496,113
Secretary and	2023	$750,000	$150,000	$—	$2,302,418	$6,769	(3)	$3,209,187
Chief Executive Officer
Bob Farahi,	2021	$250,000	$—	$636,450	$1,057,411	$5,812		$1,949,673
Co-Chairman of the Board	2022	$250,000	$50,000	$—	$1,286,861	$3,009		$1,589,870
and President	2023	$250,000	$50,000	$—	$1,151,174	$6,541	(3)	$1,457,716
Edwin S. Koenig,	2021	$170,759	$34,151	$—	$226,554	$3,415		$434,879
Chief Accounting Officer	2022	$196,943	$39,388	$—	$92,323	$4,622		$333,276
	2023	$190,000	$38,000	$—	$118,657	$4,588	(4)	$351,245
(1)	The amounts reflect annual cash bonus awards earned in the specified year.
(2)	The amounts in this column do not reflect compensation actually received by the NEO nor do they reflect the actual value that will be recognized by the NEO. Instead the amounts reflect the aggregate grant date fair value of the stock and stock option awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the stock option awards, refer to Note 9 to our financial statements for the years ended December 31, 2023 and 2022, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023 and to our financial statements for the years ended December 31, 2021 and 2020, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021, each filed with the SEC.
(3)	This amount represents the Company-owned automobile insurance and registration. The automobile is fully depreciated.
(4)	This amount represents the Company’s contribution to Mr. Koenig’s 401(k) plan.

Grants of Plan Based Awards Made in Fiscal Year 2023

The following table presents information regarding the equity incentive awards granted to our NEOs for 2023.

		Option			Grant
		Awards:		Exercise	Date Fair
		Number of		or Base	Value of
		Securities		Price of	Stock and
		Underlying		Option	Option
		Options		Awards	Awards
Name	Grant Date	(#)		($/Sh) (1)	($) (2)
John Farahi,	12/31/2023	66,668	(3)	$69.15	$2,302,418
Co-Chairman of the
Board, Secretary and
Chief Executive Officer
Bob Farahi,	12/31/2023	33,333	(3)	$69.15	$1,151,174
Co-Chairman of the
Board and President
Edwin S. Koenig,	6/30/2023	3,334	(3)	$70.45	$118,657
Chief Accounting Officer
(1)	The Company’s policy is to set exercise prices for stock option awards equal to the closing price of the Company’s stock on the grant date. If the grant date falls on a date that the stock market is closed, the exercise price is set at the closing price on the last day that the market was open before the grant date.
(2)	The amounts in this column represent the aggregate grant date fair value of equity awards granted to our NEOs during the fiscal year ended December 31, 2023, calculated in accordance with FASB ASC Topic 718.
(3)	The option award vests 100% on the third anniversary of the grant date subject to continued employment on that date.

Option Exercises in Fiscal Year 2023

The following table provides information for our NEOs for options that were exercised during 2023 on an aggregate basis.

Option Awards
	Number of Shares	Value
	Acquired on	Realized on
	Exercise	Exercise
Name	(#)	($) (1)
John Farahi,	—	$—
Co-Chairman of the Board, Secretary and Chief Executive Officer
Bob Farahi,	—	$—
Co-Chairman of the Board and President
Edwin S. Koenig,	—	$—
Chief Accounting Officer

Outstanding Equity Awards at Fiscal 2023 Year-End

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2023.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option
	Options	Options		Exercise	Option
	Exercisable	Unexercisable		Price	Expiration
Name	(#)	(#)		($)	Date
John Farahi,	66,668			$12.32	10/21/2024
Co-Chairman of the	66,666			$17.62	10/21/2025
Board, Secretary and	66,666			$23.08	11/1/2026
Chief Executive Officer	66,668			$45.32	11/1/2027
	66,666			$39.82	11/1/2028
	66,666			$43.24	11/1/2029
	66,668			$61.22	12/31/2030
		66,666	(1)	$73.95	12/31/2031
		66,666	(2)	$76.89	12/31/2032
		66,668	(3)	$69.15	12/31/2033
Bob Farahi,	33,333			$61.22	12/31/2030
Co-Chairman of the		33,334	(1)	$73.95	12/31/2031
Board and President		33,333	(2)	$76.89	12/31/2032
		33,333	(3)	$69.15	12/31/2033
Edwin S. Koenig,	3,334			$44.60	9/30/2030
Chief Accounting Officer		3,333	(4)	$66.17	6/30/2031
		5,000	(5)	$66.17	6/30/2031
		3,333	(6)	$58.67	6/30/2032
(1)	Vested in full on December 31, 2023.
(2)	Vests in full on December 31, 2024, subject to continued employment through that date.
(3)	Vests in full on December 31, 2025, subject to continued employment through that date.
(4)	Vested in full on September 30, 2023.
(5)	Vests in full on June 30, 2024, subject to continued employment through that date.
(6)	Vests as follows subject to continued employment through the noted dates: 1,666 shares vest on June 30, 2024; 1,667 shares vest on June 30, 2025; and 1,667 shares vest on June 30, 2026.
(7)	Vests in full on June 30, 2025, subject to continued employment through that date.

Potential Payments Upon Termination in Connection with Change in Control

Effects of Change in Control under awards granted under our 2014 Plan are described above in “Compensation Discussion and Analysis—Change in Control Vesting.”.

Other than as described above, we have no contract, agreement, plan or arrangement, whether written or unwritten, that would provide for payments to our NEOs at, following, or in connection with any termination, including resignation, severance, retirement or a change in control of the Company.

Under our 2014 Plan:

“Good Reason” means (absent a definition in a written agreement) the occurrence after a Corporate Transaction or Change in Control of any of the following events or conditions unless consented to by the grantee: (i) a material and substantial diminution in the grantee’s responsibilities or duties; (ii) a reduction in the grantee's base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or Change in Control or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the grantee's by the same percentage amount will not constitute a salary reduction; or (iii) requiring the grantee to be based at any place outside a 50 mile radius from the grantee's job location as a result of a Corporate Transaction or Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Change in Control.

“Cause” means (absent a definition in a written agreement) if the NEO: (i) performs or fails to perform any act in bad faith and to the detriment of the Company or a related entity; (ii) materially breaches any agreement with the Company or a related entity; (iii) engages in any material act or omission constituting dishonesty, wrongdoing or malfeasance; (iv) engages in conduct which violates our Company’s or any related entity’s code of conduct policy; (v) is denied or fails to be issued any gaming license, finding of suitability or other similar regulatory approval, or the subsequent revocation, suspension or non-renewal of the same; or (vi) commits a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines "Cause" on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of "Cause" shall not apply until a Corporate Transaction or a Change in Control actually occurs.

“Change in Control” means a change in ownership or control of the Company that occurs when (i) a person or group acquires the Company (other than an acquisition from or by the Company, any of our employee benefit plans or any of our affiliates) and becomes the beneficial owner of 50% or more of the total combined voting power of our then outstanding voting securities pursuant to a tender or exchange offer made directly to our stockholders which a majority of the Continuing Directors who are not affiliates or associates of the offeror do not recommend such stockholders accept or (ii) the Board composition changes over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors. Continuing Directors means Board members who either (a) have been Board members continuously for at least twelve (12) months or (b) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

“Corporate Transaction” means (i) a merger or consolidation in which the Company is not the surviving entity; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) the complete liquidation or dissolution of the Company; (iv) any reverse merger or series of related transactions culminating in a reverse merger in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or (v) acquisition in a single or series of related transactions by any person or group of persons (other than the Company or by one of our employee benefit plans) of beneficial ownership of 50% or more of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the plan administrator determines shall not be a Corporate Transaction.

The estimated payments that would be provided to each of our NEOs as a result of a termination for Good Reason or without Cause in connection with a Corporate Transaction or Change in Control as described above are set forth in the table below. Calculations for this table are based on the assumption that the termination for Good Reason or without
Cause took place on December 31, 2023.

	Payment Upon Termination
	for Good Reason or Without Cause
	in Connection With a Corporate Transaction
Name	or Change in Control ($) (1)
John Farahi,	$—	(2)
Co-Chairman of the Board, Secretary and Chief Executive Officer
Bob Farahi,	$—	(2)
Co-Chairman of the Board and President
Edwin S. Koenig,	$59,762
Chief Accounting Officer
(1)	Represents the value of accelerated stocks options which reflects the excess of the market price of our Common Stock on December 31, 2023 ($69.15) over the per share exercise price of any stock option which was unvested as of December 31, 2023. All options granted are subject to double-trigger accelerated vesting upon a Corporate Transaction or Change in Control (which is also a Corporate Transaction), as described above.
(2)	The per share exercise price of any stock option which was unvested as of December 31, 2023 was higher than the market price of our Common Stock on December 31, 2023 ($69.15), therefore the estimated payments that would be provided to the NEO as a result of a termination for Good Reason or without Cause in connection with a Corporate Transaction or Change in Control is none.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the median annual total compensation of its employees and the annual total compensation of the Company’s CEO. In 2023, the total annual compensation for John Farahi, the Company’s CEO, including, in addition to the compensation categories required per Item 402(c)(2)(x) of Regulation S-K, the personal benefits (employer’s portion of medical insurance and employer match of 401(k) contribution), was $3,214,374. We selected December 31, 2023, the last day of our fiscal year, as the determination date for identifying the median employee. We determined the median employee based on 2023 payroll records. Such median employee’s 2023 total annual compensation was $44,242. Consequently, the resulting pay ratio of total annual compensation of Mr. Farahi to the median employee for 2023 was 73:1.

We used the following methodologies to identify the median employee and calculate total annual compensation:

●	We used the Company’s 2023 payroll records for all full-time and part-time active employees as of December 31, 2023, which consisted of 2,625 employees.
●	We annualized the basic cash compensation for all employees hired during 2023. Basic cash compensation includes: regular pay, actual tips, distribution tips and commission.
●	We used 2023 total annual compensation to determine the median employee. Total compensation includes: basic cash compensation, overtime pay, holiday pay, bonus, any additional pay (meetings and training, upsell pay, etc.), grant date fair value of stock and stock options awarded, employer portion of medical insurance expense and employer match of 401(k) contribution.
●	We used 2023 total annual compensation to measure the compensation for the CEO and for the median employee.
●	CEO pay ratio was calculated by dividing the CEO’s total compensation by the median employee’s total compensation.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, the Company is providing the following information about the relationship between executive officers” compensation and Company’s financial performance.

Pay Versus Performance Table

The following table presents information regarding compensation of our principal executive officer (“PEO”) and the average compensation of the non-PEO NEOs for services rendered during the last four completed fiscal years, and certain financial metrics (total shareholder return, net income and net revenue) for the same period.

					Average		Average		Value of Initial Fixed $100
	Summary		Compensation		Summary		Compensation		Investment Based on:
	Compensation		Actually		Compensation		Actually			Peer Group
	Table Total		Paid		Table Total for		Paid to		Total	Total
	for		to		non-PEO		non-PEO		Shareholder	Shareholder		Adjusted
Year	PEO (1)(3)		PEO (1)(5)		NEO (2)(3)		NEO (2)(5)		Return (6)	Return (6)(7)	Net Income	EBITDA (8)
2020	$2,253,287		$6,047,734		$638,818		$1,673,016		$126.10	$115.48	$23,678,675	$43,161,156
2021	$5,442,917	(4)	$10,571,793	(4)	$1,192,276	(4)	$2,730,885	(4)	$152.32	$113.77	$68,487,227	$137,294,593
2022	$3,496,113		$6,859,004		$961,573		$1,892,490		$158.37	$90.05	$87,478,678	$167,085,251
2023	$3,209,187		$3,968,862		$904,481		$1,082,691		$154.22	$104.02	$82,448,188	$170,832,406

(1)	During the period 2021-2023, our PEO was our CEO, John Farahi.
(2)	During the period 2021-2023, our non-PEO NEOs were our President, Bob Farahi, and our CAO, Edwin S. Koenig.
(3)	Amounts derived directly from the “Summary Compensation Table”.
(4)	The amount includes a one-time stock bonus awards granted to the CEO and the President for successful completion of the 5-year expansion project.
(5)	Reconciliation of Compensation Actually Paid to Summary Compensation Total.

Year	Summary Compensation Table Total	Fair Value at Grant Date of Stock Awards Granted in the Covered Fiscal Year (deduct)	Fair Value at Grant Date of Option Awards Granted in the Covered Fiscal Year (deduct)	Fair Value at Fiscal Year-End of Stock Awards Granted in the Covered Fiscal Year (add)	Fair Value at Fiscal Year-End of Option Awards Granted in the Covered Fiscal Year (add)	Change in Fair Value at Fiscal Year-End from that at Prior Year-End of any Outstanding and Unvested at Year-End Option Awards Granted in Prior Years (add)	Change in Fair Value at Vesting Date from that at Prior Year-End of any Option Awards Vested During the Current Year and Granted in Prior Years (add)	Compensation Actually Paid
PEO
2020	$2,253,287	$—	$1,632,278	$—	$4,081,415	$1,689,316	$(344,007)	$6,047,734
2021	$5,442,917	$1,272,900	$2,114,758	$1,109,250	$4,929,951	$1,697,342	$779,992	$10,571,793
2022	$3,496,113	$—	$2,573,722	$—	$5,125,949	$392,002	$418,662	$6,859,004
2023	$3,209,187	$—	$2,302,418	$—	$4,610,092	$(1,031,990)	$(516,010)	$3,968,862
Average Non-PEO NEO
2020	$638,818	$—	$436,721	$—	$1,122,377	$464,565	$(116,022)	$1,673,016
2021	$1,192,276	$318,225	$641,983	$277,313	$1,540,637	$466,765	$214,102	$2,730,885
2022	$961,573	$—	$689,592	$—	$1,409,624	$115,151	$95,733	$1,892,490
2023	$904,481	$—	$634,916	$—	$1,269,929	$(303,149)	$(153,654)	$1,082,691

(6)	Amounts derived from the performance graph presented in Company’s Annual Report on SEC Form 10-K for the Year Ended December 31, 2023, filed on February 28, 2024.
(7)	Peer group is S&P 1500 Casino & Gaming Index.
(8)

Adjusted EBITDA, a non-GAAP financial measure, consists of net income plus loss on disposal of assets, provision for income taxes, stock-based compensation expense, other one-time charges, pre-opening expenses, construction litigation expenses, acquisition expenses, interest expense, depreciation and amortization less interest income, any benefit for income taxes and gain on disposal of assets. Adjusted EBITDA should not be construed as an alternative to operating income (as determined in accordance with US Generally Accepted Accounting Principles), as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with US GAAP) or as a measure of liquidity. This measure enables comparison of the Company's performance over multiple periods, as well as against the performance of other companies in our industry that report Adjusted EBITDA, although some companies do not calculate this measure in the same manner and, therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

Relationship Between Pay and Performance

We believe that the compensation actually paid to our CEO in each of the four years reported above and over the four-year cumulative period are reflective of the Company’s performance, including financial performance, as well as capital projects completed and placed into operation. As described in the COMPENSATION DISCUSSION AND ANALYSIS section, three of the four elements of the CEO’s compensation, representing approximately 90% of his actual pay, are directly linked to the CEO’s performance. CEO’s compensation actually paid fluctuated year-over-year, primarily due to the fluctuation in our stock price and Company’s achieving quantitative and qualitative targets previously established by the Board.

Financial Performance Measures List

The following are financial performance measures, which in the Company’s assessment, represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2023:

●	Net Revenue
●	Net Income
●	Adjusted EBITDA
●	Adjusted EBITDA Margin
●	Diluted Earnings per Share
●	Free Cash Flow
●	Leverage Ratio

DIRECTORS COMPENSATION

Directors who are not employees of the Company are paid an annual cash fee for Board service of $50,000. The Audit Committee Chair receives  additional annual fees of $25,000. Each non-employee director serving as the chair of any other standing committee of the Board receives an additional annual cash fee of $10,000. In addition, non-employee director compensation consists of a stock option grant to purchase 6,100 shares comprised of 4,800 shares for service as a director and 1,300 shares for service as a committee chair. The options vest on the six-month anniversary of the grant date.

The following table presents information regarding compensation of our directors for services rendered during the 2023 fiscal year.

	Fees Paid in		Grant Date Fair Value of
	Cash		Stock Option Awards	Total
Name	($)		($) (3) (4)	($)
Yvette E. Landau	$60,000	(1)	$189,073	$249,072
Craig F. Sullivan	$75,000	(2)	$189,073	$264,071
Paul Andrews	$60,000	(1)	$189,073	$249,072
(1)	The amounts in this column include $50,000 of fees for services as a director and $10,000 of fees for committee chair, earned and paid in cash in 2023.
(2)	The amounts in this column include $50,000 of fees for services as a director and $25,000 of fees for Audit committee chair, earned and paid in cash in 2023.
(3)	The amounts in this column reflect the aggregate grant date fair value of awards for the fiscal year ended December 31, 2023 computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the fiscal 2023 grants, refer to Note 9 in our financial statements for the year ended December 31, 2023, which is included in our Annual Report on Form 10-K for the Year Ended December 31, 2023, as filed with the SEC.
(4)	On June 30, 2023, each non-employee director received a stock option grant to purchase 6,100 shares comprised of 4,800 shares for service as a director and 1,300 shares for service as a committee chair. The options were issued at exercise prices equal to the closing price of the Company’s stock on the grant date. The options vested on the six-month anniversary of the grant date.

The following table sets forth the aggregate number of unexercised stock options outstanding at December 31, 2023 for each of our non-employee directors.

Aggregate Number of
Unexercised Stock Options
Outstanding at
Name	December 31, 2023 (#)
Yvette E. Landau	61,000
Craig F. Sullivan	42,700
Paul Andrews	51,900

CODE OF ETHICS

The Company adopted a Business Ethics Policy and Code of Conduct in 1999, as revised in March 2013, a copy of which may be reviewed on the Company’s website, www.monarchcasino.com by clicking on Corporate Overview and then Corporate Governance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The shopping center adjacent to the Atlantis (the “Shopping Center”) is owned by Biggest Little Investments, L.P. (“BLI”). John Farahi and Bob Farahi, Co-Chairmen of the Board and executive officers of the Company, and Ben Farahi are the three largest stockholders (“Farahi Family Stockholders”) of Monarch and each also beneficially own limited partnership interests in BLI. Maxum LLC is the sole general partner of BLI, and Ben Farahi is the sole managing member of Maxum LLC. Neither John Farahi nor Bob Farahi has any management or operational control over BLI or the Shopping Center. Until May 2006, Ben Farahi formerly held positions of Co-Chairman of the Board, Secretary, Treasurer and Chief Financial Officer of the Company.

On August 28, 2015, Monarch, through its subsidiary Golden Road Motor Inn, Inc., entered into a 20-year lease agreement with BLI for a portion of the Shopping Center (the “Parking Lot Lease”). This lease gives the Atlantis the right to use a parcel, approximately 4.2 acres, adjacent to the Atlantis. The primary purpose of the Parking Lot Lease is to provide additional, convenient, Atlantis surface parking. The minimum annual rent under the Parking Lot Lease is $695 thousand commencing on November 17, 2015. The minimum annual rent is subject to a cost of living adjustment increase on each five-year anniversary. In addition, the Company is responsible for the payment of property taxes, utilities and maintenance expenses related to the leased property. The Company has an option to renew the Parking Lot Lease for an additional ten-year term. If the Company elects not to exercise its renewal option, the Company will be obligated to pay BLI $1.6 million. In 2023, the Company paid $748 thousand for rent and $17 thousand for operating expenses relating to this lease.

In addition, the Atlantis shares a driveway with the Shopping Center and leases approximately 37,400 square feet from BLI (the “Driveway Lease”) for an initial lease term of 15 years, which commenced on September 30, 2004, at an original annual rent of $300 thousand plus common area expenses. The annual rent is subject to a cost of living adjustment increase on each five-year anniversary of the Driveway Lease. Effective August 28, 2015, in connection with the Company entering into the Parking Lot Lease, the Driveway Lease was amended to: (i) make the Company solely responsible for the operation and maintenance costs of the shared driveway (including the fountains thereon); (ii) eliminate the Company’s obligation to reimburse the Shopping Center for its proportionate share of common area expenses; and (iii) exercise the three successive five-year renewal terms beyond the initial 15-year term in the existing Driveway Lease. At the end of the renewal terms, the Company has the option to purchase the leased driveway section of the Shopping Center. The annual rent for the year 2023 was $404 thousand. In addition, the Company paid $51 thousand for operating expenses related to this lease.

The Company occasionally leases billboard advertising, storage space and parking lot space from affiliates controlled by Farahi Family Stockholders and paid $505 thousand for the year ended December 31, 2023 for such leases.

Because of the above-referenced ownership interests in BLI, the Company’s Audit Committee was delegated full authority by the Company’s Board of Directors to consider, evaluate and, if appropriate, negotiate on behalf of the Company any potential transactions with BLI. The Audit Committee, acting with the advice and assistance of legal and other advisors, evaluated management’s recommendations with respect to addressing short term and long term parking needs of the Atlantis, evaluated alternative parking sites for the Atlantis, including utilizing land owned by the Company, construction of an elevated parking structure on the Atlantis site, nearby land owned by parties unrelated to the Company or its affiliates and other alternatives, including taking no action on parking expansion. After considering what the Audit Committee felt were all reasonably feasible alternatives, the Audit Committee concluded that the Leased Property was the preferred alternative to meet the Company’s needs. The Audit Committee obtained expert independent advice on the fair market value rent of the Leased Property and received reports that the proposed rent for the Lease Property was indicative of market rent. The Audit Committee engaged another independent advisor to analyze the potential incremental gaming revenue benefit from the proposed additional surface parking spaces to be leased under the Parking Lot Lease. Based on the foregoing reports and analyses, including reports from management, and the Audit Committee’s own investigations and negotiations, the Audit Committee determined that the Leased Property is important to the parking expansion strategy of the Company and that the proposed lease transactions, on the terms and subject to the conditions of the Parking Lot Lease and the Driveway Lease Amendment, are advisable, fair to, and in the best interests of the Company and its stockholders and approved the Parking Lot Lease and the Driveway Lease Amendment.

Audit Committee Review

Under applicable Nasdaq listing standards, all related person transactions must be approved by our Audit Committee or another independent body of the Board of Directors. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (i) in which the Company is a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. The Company requires that the Audit Committee of the Board review and approve related party transactions. The Audit Committee reviews all related party transactions on a case-by-case basis and approves any such transaction in accordance with Nevada corporate law.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors, and stockholders holding more than 10% of our Common Stock are required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports filed during the 2023 fiscal year, we believe that all of our directors, executive officers and beneficial owners of more than 10% of our Common Stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2023, except for the four Form 4 filings disclosed below:

Name	Number of late Reports	Transactions not Reported in Timely Manner	Known Failures to File a Required Form
John Farahi	1	3	None
Bob Farahi	2	3	None
Edwin S. Koenig	—	—	None
Yvette E. Landau	—	—	None
Craig F. Sullivan	1	1	None
Paul Andrews	—	—	None

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), audited the Company’s financial statements for the fiscal year ended December 31, 2023. EY is expected to have a representative present at the annual meeting who will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

The Audit Committee is reviewing the EY engagement proposal to audit the Company’s financial statements for the year ending December 31, 2024.

AUDIT AND RELATED FEES

The following table presents information regarding fees for professional services provided by our independent auditors in each of the last two fiscal years.

	2023	2022
Audit fees (1)	$643,404	$620,466
Audit- related fees (2)	—	—
Tax fees (3)	59,500	57,500
All other fees (4)	—	—
Total fees	$702,904	$677,966
(1)	Audit fees includes aggregate fees billed by EY for the audit of the Company’s annual financial statement, review of financial statements included in the Company’s Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(2)	There were no fees billed in each of the years presented that are not included in the above listed aggregate audit fees billed for assurance and related services by EY that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Tax fees includes aggregate fees billed for professional services rendered by EY for tax compliance, tax advice and tax planning. These services primarily consisted of: (i) preparation of the Company’s federal and state corporate tax returns and (ii) preparation of the Company’s federal and state corporate amended tax returns.
(4)	There were no other fees billed in each of the years presented.

Audit Committee Pre-Approval Policies and Procedures

As required by the Audit Committee Charter, all services proposed to be provided by outside independent auditors must be approved in advance by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. In connection with making any pre-approval decisions, the Audit Committee considers whether the permission of such services by EY is consistent with maintaining EY’s status as our independent auditors. Consistent with these policies and procedures, all services provided by, and all fees paid to, EY in 2023 and 2022 were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report by reference therein.

To the Board of Directors of Monarch Casino & Resort, Inc.:

Our role is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in our charter, the Company’s management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2023.

We have discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have received and reviewed the written disclosures and the letter from the independent auditors required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

THE AUDIT COMMITTEE

By:	Craig F. Sullivan , Chair
Paul Andrews, Member
Yvette E. Landau , Member

VOTING PROCEDURES

The Company will appoint three inspectors of election to determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other acts which may be proper to conduct the election or vote with fairness to all stockholders.

HOUSEHOLDING

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Broadridge in writing: Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by telephone: 1-866-540-7095.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Broadridge as indicated above. Beneficial stockholders can request information about householding from their nominee.

OTHER BUSINESS

The Board does not know of any other business which will be presented for action by the stockholders at this annual meeting. However, if any business other than that set forth in the Notice of Annual Meeting of Stockholders should be presented at the annual meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board and will use their discretion and vote all proxies in accordance with their judgment.

The Company’s 2023 annual report on Form 10-K, including financial statements for the year ended December 31, 2023, along with these proxy materials, are being made available on the internet, or, when requested, mailed on or about April 10, 2024 to all stockholders of record of the Company as of March 25, 2024.

By order of the Board of Directors,

JOHN FARAHI
Secretary

APPENDIX A:

AMENDMENT NO. 3 TO

MONARCH CASINO & RESORT, INC.

2014 EQUITY INCENTIVE PLAN

Section 3(a) to the 2014 Equity Incentive Plan (the "Plan") of Monarch Casino & Resort Inc., a Nevada corporation (the "Company") is hereby amended in its entirety to read as follows:

(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is four million four hundred thousand (4,400,000) Shares, plus the number of Shares that remain available for grants of awards under the Predecessor Plans as of the date the Plan is approved by the Company’s stockholders, plus any Shares that would otherwise return to the Predecessor Plans as a result of forfeiture, termination or expiration of awards previously granted under the Predecessor Plans (ignoring the termination or expiration of the Predecessor Plans for the purpose of determining the number of Shares available for the Plan); provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is five hundred thousand (500,000) Shares. Notwithstanding the foregoing, any Shares issued in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs shall be counted against the limit set forth herein as two (2) Shares for every one (1) Share issued in connection with such Award (and shall be counted as two (2) Shares for every one (1) Share returned or deemed not to have been issued from the Plan pursuant to Section 3(b) below in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

Section 12 to the Plan is hereby amended in its entirety to read as follows:

Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated. Subject to Section 17 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

I hereby certify that (i) the board of directors of the Company duly adopted this Amendment No. 3 on January 26, 2024; and (ii) the stockholders of the Company collectively representing at least a majority of the votes present and entitled to vote at the 2024 annual meeting of stockholders, either in person or by proxy, duly adopted this Amendment No. 3 on May 21, 2024.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V36566-P04475 ! ! ! ! ! ! ! ! ! MONARCH CASINO & RESORT, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 For Against Abstain MONARCH CASINO & RESORT, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1b. Craig F. Sullivan 1c. Paul Andrews 1a. John Farahi 3. To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers. 2. To approve an amendment to our 2014 Equity Incentive Plan. NOTE: Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the director nominees in Proposal 1 and FOR Proposals 2 and 3. ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V36567-P04475 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 21, 2024: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. The stockholder hereby appoints John Farahi and Bob Farahi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MONARCH CASINO & RESORT, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on May 21, 2024, at the Atlantis Casino Resort Spa, 3800 S. Virginia Street, Reno, NV 89502 and any postponements or adjournments thereof. This proxy, when properly signed and returned, will be voted in the manner directed herein. If this proxy is properly signed and returned but no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Whether or not direction is made, each of the proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. YOUR VOTE IS IMPORTANT! PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY CARD. MONARCH CASINO & RESORT, INC. 2024 Annual Meeting of Stockholders May 21, 2024 10:00 a.m., Pacific Time This Proxy is Solicited on Behalf of the Board of Directors Continued and to be signed on reverse side